EMPLOYMENT AGREEMENT


         This Agreement is made and entered into at Phoenix, Arizona, effective as of December 22, 1997, by and between Pacific Rim Entertainment, Inc., a Delaware corporation (hereinafter referred to as "Employer") and David Olson, a resident of Maricopa County, Arizona (hereinafter referred to as "Employee"), whose respective addresses appear below.

         IN CONSIDERATION of the mutual promises of the parties, and other valuable consideration, the parties agree as follows:

      1. Term.

         The Employer does hereby employ and retain the services of Employee for a term of three (3) years commencing December 22, 1997 and ending December 21, 2000 (hereinafter "Initial Term"). The Initial Term shall be automatically extended and renewed for successive one-year periods (each year beyond the Initial Term referred to as an "Extended Term") upon the terms and conditions set forth in this Agreement, however, the Agreement may be terminated by either party hereto provided no less than sixty (60) days notice is given prior to the scheduled expiration of the Initial Term or Extended Term, whichever the case may be.

      2. Duties.

         During the Term of Employment, Employee shall act as President and Chief Operating Officer of the Employer and shall be responsible for the day-to-day operation of the business of Employer. Said Employee shall devote his full productive time, energies and abilities to the proper and efficient operation of the business of Employer and its subsidiaries under and in accordance with the direction of the Employer's Board of Directors as may be made in good faith, notwithstanding that Employee may also serve as a Director of Employer.

      3. Compensation.

         The full compensation and remuneration of Employee for the services provided for herein during each year of employment hereunder, shall be as follows:

         a) an annual base salary in the sum of Two Hundred Thousand Dollars ($200,000), payable in monthly installments of Sixteen Thousand Six Hundred Sixty Six Dollars and 67/100 ($16,666.67), which salary if unpaid for any reason shall accrue cumulatively from month to month plus 10% interest per annum on the unpaid portion;

         b) interim and annual bonuses in such amounts and upon such terms and conditions as may be determined by the Employer's Board of Directors from time to time; and

         c) an annual cost of living increase of five percent (5%) of the preceding year's annual base salary.

      4. Fringe Benefits.

         a) Employee shall be entitled, subject to the terms and conditions of particular plans and programs adopted by the Board of Directors, to all fringe benefits afforded to other senior executives of the Employer, including but not by way of limitation, the right to participate in any pension, stock option, retirement, major medical, group health, disability, accident and life insurance, and other employee benefit programs made generally available, from time to time, by Employer.

         b) During the term of this Agreement, Employer shall include Employee and his family in family health insurance coverage provided for executive level employees of Employer, and shall pay one hundred percent (100%) of all health insurance premiums.

         c) As additional salary, Employer shall reimburse Employee for Employee's entire monthly premium cost to purchase a disability insurance policy that shall pay to Employee the sum of $10,000 per month in the event of Employee's disability as defined in said policy.

      5. Termination.

         Employer shall have the right to terminate this Agreement by written notice after which such termination, Employer shall have no further obligations hereunder other than the payment of accrued base salary and reimbursement of accrued expenses, upon the occurrence of any of the following events or circumstances:

         a) death of Employee;

         b) if Employee is unable, for reasons of illness, disability or similar causes, to carry out or perform the duties required of him hereunder continuously for three (3) months or intermittently for an aggregate of one hundred twenty (120) days in a calendar year during the term of this Agreement; or

         c) if Employee is terminated for "cause" for any of the following events: (i) any act or omission perpetrated as the result of gross negligence or with intent to harm the Employer or any of its affiliates or subsidiaries, or the business of either; (ii) commission of a felony for which Employee is convicted by a court of law; (iii) perpetration of a dishonest act or a common law fraud against the Employer or any of its affiliates or subsidiaries, found by a court of law; (iv) the continued refusal to follow the directives of the

Board of Directors of Employer which are made in good faith and not contrary to law; (v) if Employee has so conducted himself (whether in connection with his employment or otherwise) as to render Employee unfit to serve as an officer or a trusted employee of Employer or has violated or broken any of the covenants or obligations imposed on Employee by the Agreement; and

         d) in the Event of termination for cause, Employer shall give Employee notice of the facts or circumstances constituting same and a reasonable opportunity to cure, rectify or reverse such facts of circumstances, if applicable, and to present evidence to the Board of Directors in mitigation thereof.

      6. Discoveries and Inventions.

         Employee, in partial consideration of his employment and salary to be paid to him, hereby agrees to disclose promptly to Employer, or any subsidiary, parent, or affiliated company or its nominees, each and every discovery, improvement and/or invention made, conceived and/or developed by him whether during working hours or otherwise, during the entire period of his said employment, which discoveries, improvements and/or inventions are capable of use in any way in connection with the business of the Employer and for the same consideration, Employee does hereby grant and convey to Employer or its nominee, the entire right, title and interest, domestic and foreign, or such lesser interests as such Employer at its option in any particular case may choose to accept, in and to reach or all of said discoveries, improvements and/or inventions; and he does further agree to sign all applications for patents or copyrights, and to execute and deliver all assignments and other documents, and to perform all acts and do all things necessary to make this Agreement and the said grant and conveyance effective with respect to particular discoveries, improvements and/or inventions.

      7. Expenses.

         (a) Employee is authorized to incur reasonable expenses for promoting the business of Employer, including expenses for entertainment, travel, and similar items. Employer will reimburse Employee for all such expenses upon the presentation by Employee, from time to time, of an itemized account of such expenditures, but only to the extent that such expenses are deductible to the Employer pursuant to the U.S. Internal Revenue Code.

         (b) Employer will furnish Employee with a suitable late model automobile for Employee's full time use and benefit and will pay all maintenance and insurance premiums.

      8. Vacation.

         Employee shall be entitled each year to a vacation of approximately four (4) weeks, during which time his compensation shall be paid in full.

      9. Confidential Information.

         a) Employee acknowledges and agrees that all confidential information, trade secrets, names of customers, suppliers, financial, accounting or administrative information, business procedures or other information or knowledge which is made known to Employee during the course of his employment by Employer or is confidential and the property of the Employer.

         b) Employee agrees that during the term of his employment by Employer, and at all times thereafter forever, except in the ordinary course of fulfilling Employee's assigned duties and obligations, Employee shall not, without the prior express, written consent of the Employer, publish, disclose or make known to anyone, or make any use of or authorize, assist, or enable anyone else to publish or disclose or make use of, any confidential information or Employer property, including, but not limited to, trade secrets, names of customers, suppliers, financial, accounting or administrative information, business procedures or any other information or knowledge which becomes known to Employee as the result of or during his employment by the Employer.

     10. Other Termination Provisions.

         Notwithstanding anything herein contained to the contrary, Employer may terminate this Agreement upon thirty (30) days' written notice to Employee upon the happening of any of the following events:

         a) the sale by Employer of substantially all of its assets;

         b) a bona fide decision by Employer to terminate its business and liquidate its assets; or

         c) the merger or consolidation of Employer in a transaction in which the shareholders of Employer receive less than fifty percent (50%) of the outstanding voting shares of the new or continuing corporation.

      11. Life and Disability Insurance.

         During the Initial Term or any Extended Term, Employer shall insure the life of Employee for such amount as the parties shall mutually agree upon. The amount of such insurance shall be not less than One Million Dollars ($1,000,000). The premiums on such insurance shall be the obligation of Employer, which shall be the owner of said policy. Upon Employee's death, one-half (1/2) of the face value ($500,000) shall be paid to Employer, and the other one-half ($500,000) to the Employee's estate.

     12. Indemnification.

         In the event that Employee shall personally guarantee any loan(s) of Employer, Employer may not terminate this Agreement until said loan(s) has been paid in full or Employee is released from any personal liability pursuant to said guarantee(s), and notwithstanding anything herein to the contrary, Employer does hereby indemnify and agree to hold Employee harmless from and against all losses, claims and expenses which Employee may sustain by reason of any guarantee(s) executed by Employee for the benefit of Employer, including reasonable attorneys' fees in defending against same.

     13. Negative Covenant. For a period of one (1) year following termination of this Agreement due to expiration of the Term, or for any other reason identified in Paragraph 5 or Paragraph 10 hereof, Employee will not, on his own behalf or as partner, officer, director, employee, consultant, or stockholder (holding more than ten percent (10%) of the issued and outstanding stock of any firm or company) of any other business, either directly or indirectly, solicit customers of the Employer, or any affiliates or subsidiaries of Employer (for the purposes of this Paragraph 13 defined in the aggregate as the "Company"), or perform any work, services, or labor for or on behalf of any firm or company engaged in any business competitive with or similar to the business of the Company in any state or foreign country where the Company does business. Accordingly, the Company is granted the right by Employee to apply to any court of competent jurisdiction for one or more temporary or permanent injunctions enjoining Employee, his agents and employees, from violating the provisions of this Agreement and/or from continuing to breach such provisions. The negative covenant imposed, shall not be effective for any purpose whatsoever if Employee is terminated without cause.

     14. Miscellaneous.

         a) Entire Agreement. This Agreement embodies the entire agreement between the parties hereto relative to the subject matter hereof and shall not be modified, changed or altered in any respect except in writing signed by both parties to this Agreement.

         b) Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective next of kin, legatees, administrators, executors, legal representatives, successors and permitted assigns.

         c) Attorneys Fees. In the event either party is required to obtain the services of any attorney to enforce the provisions of this Agreement, the prevailing party shall be entitled to its reasonable costs and attorney's fees including expert witness fees, and costs of investigation.

         d) Illegal Contract. In case any provision of this Agreement shall be held invalid, illegal or unenforceable, in whole or in part, neither the validity of the remaining part of such provision, nor the validity of any other provision of this Agreement shall in any way be affected thereby.

         e) Waiver. A waiver of any breach of this Agreement, or of any of the terms or conditions by either party thereto, shall not be deemed a waiver of any repetition of such breach or in any way affect any other terms or conditions hereof. No waiver shall be valid or binding unless it shall be in writing signed by the parties.

         f) Binding Effect. This Agreement, when executed by one duly authorized officer of the corporation, shall bind the corporation and its successors and assigns.

         g) Successors and Assigns. Unless otherwise provided for, this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors in interest and assigns, but in no event shall any party be relieved of its obligations hereunder without the express written consent of each other party.

         h) Governing Law. This Agreement shall be governed by, the laws of the State of Arizona. Each party hereby expressly and irrevocably consents to the jurisdiction of the Arizona courts, and any action hereunder may be commenced and tried only in a court of competent jurisdiction located in Maricopa County, Arizona.

         i) Time. Time is of the essence of this Agreement and each and every provision hereof. Any extension of time granted for the performance of any duty under this Agreement shall not be considered an extension of time for the performance of any other duty under this Agreement.

         j) Notices. Any notice to any party under this Agreement shall be in writing, shall be effective on the earlier of (i) the date when received by such party, or (ii) the date which is three (3) days after mailing (postage prepaid) by certified or registered mail, return receipt requested, to the address of such party set forth as follows:

           To:      EMPLOYER

                    President
                    Pacific Rim Entertainment, Inc.
                    1661 E. Camelback Road, Suite 245
                    Phoenix AZ 85016

           With a copy to:

                    Burton M. Bentley, Esq.
                    7878 N. 16th Street, Suite #110
                    Phoenix, Arizona 85020

           To:      EMPLOYEE

                    David Olson
                    1661 E. Camelback Road, Suite 245
                    Phoenix AZ 85016

         k) Additional Acts and Documents. Each party hereto agrees to do all such things and take all such actions, and to make, execute and deliver such other documents and instruments, as shall be reasonably requested to carry out the provisions, intent and purpose of this Agreement.

         l) Guarantee of Payment. Employer will cause Osage Computer Group, Inc. to notify the terms and conditions of this Agreement and guarantee the payment of all sums hereunder.

         IN WITNESS WHEREOF the parties hereto have duly executed this Agreement the day and year first above written.

                                    EMPLOYER:

                                               PACIFIC RIM ENTERTAINMENT, INC.


                                               By:
                                                  ------------------------------
                                               Its:  Chief Executive Officer

                                    EMPLOYEE:


                                                --------------------------------
                                                David Olson

Ratified and Agreed:

OSAGE COMPUTER GROUP, INC.

By:
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